                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          WILLAMETTE INDUSTRIES, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          WILLAMETTE INDUSTRIES, INC.
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          WILLAMETTE INDUSTRIES, INC.
                          3800 FIRST INTERSTATE TOWER
                             1300 S.W. FIFTH AVENUE
                             PORTLAND, OREGON 97201

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 27, 1995

                               ----------------

  The annual meeting of shareholders of Willamette Industries, Inc. ("Company"), will be held at the RiverPlace Alexis Hotel, 1510 S.W. Harbor Way, Portland, Oregon, on Thursday, April 27, 1995, at 10 a.m., for the following purposes:

    1. To elect three Class A directors.

    2. To approve an amendment of the Company's 1986 Stock Option and Stock Appreciation Rights Plan to eliminate the provision accelerating the expiration of exercisable stock options held by an employee whose employment is terminated by reason of death, disability or retirement.

    3. To approve the adoption of the Company's 1995 Long-Term Incentive Compensation Plan.

    4. To approve the appointment of KPMG Peat Marwick LLP, independent certified public accountants, to examine the financial statements of the Company for the year 1995.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record as of the close of business on February 22, 1995, will be entitled to notice of and to vote at the meeting.

  You are cordially invited to attend the meeting in person. Whether or not you plan to attend, please date, sign and mail the enclosed proxy to avoid the expense of further solicitation. A majority of the outstanding shares must be represented at the meeting in order to transact business, and whether you own few or many shares, your proxy is important in fulfilling this requirement.

  If you attend the meeting, you may withdraw your proxy and vote in person.

                                          By Order of the Board of Directors

                                                 J. A. Parsons
                                                  Secretary

Portland, Oregon
March 13, 1995

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Introduction..............................................................    1
Holders of Common Stock...................................................    1
Election of Directors.....................................................    3
Executive Compensation....................................................    5
Compensation Committee Interlocks and Insider Participation...............    7
Report of the Compensation Committee......................................    8
Performance Graph.........................................................   11
Compensation of Directors.................................................   11
Employment Agreements.....................................................   12
Approval of Amendment of 1986 Stock Option and Stock Appreciation Rights
 Plan.....................................................................   13
Approval of 1995 Long-Term Incentive Compensation Plan....................   17
Approval of Appointment of Independent Public Accountants.................   21
Other Matters.............................................................   21
Shareholder Proposals.....................................................   21
Solicitation of Proxies...................................................   22
Annex A--Willamette Industries 1995 Long-Term Incentive Compensation Plan.  A-1





This Proxy Statement has been printed on Pennlite Opaque(R) paper produced by the Company.

                                PROXY STATEMENT

                               ----------------

                                  INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Willamette Industries, Inc., an Oregon corporation ("Company"), of proxies in the accompanying form for use at the annual meeting of shareholders to be held on April 27, 1995. This Proxy Statement and accompanying form of proxy were first sent or given to shareholders on approximately March 13, 1995.

  When a proxy in the enclosed form is properly executed and returned, the shares represented thereby will be voted at the meeting in accordance with the instructions specified in the spaces provided in the proxy. If no instructions are specified, the shares will be voted for items 1 through 4 of the accompanying Notice of Annual Meeting of Shareholders. Shareholders may expressly abstain from voting on items 2, 3 and 4 by so indicating on the proxy. An abstention with respect to either item 2 or 3 will have the same effect as a vote against the item. Abstentions with respect to item 4, approval of the selection of independent auditors, will have no effect on the required vote for the item. Shares represented by duly executed and returned proxies of brokers and other nominees which are expressly not voted on any matter to be presented at the annual meeting will have no effect on the required vote on the matter.

  A proxy given pursuant to this solicitation may be revoked by the person giving the proxy at any time prior to its exercise (i) by delivering written notice of revocation to the secretary of the Company, (ii) by executing a subsequent proxy relating to the same shares which is delivered to the secretary or (iii) by attending the annual meeting and voting in person (although attendance at the meeting in itself will not constitute revocation of a proxy).

                            HOLDERS OF COMMON STOCK

  The close of business on February 22, 1995, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. On the record date, the Company had outstanding 55,042,054 shares of $.50 par value common stock ("Common Stock"), each share of which is entitled to one vote at the meeting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the meeting.

  The following table gives certain information concerning the holdings of Common Stock as of January 31, 1995, of each person known to the Company to be the beneficial owner of more than 5 percent of the outstanding Common Stock, of each of the directors and nominees, of each of the named executive officers referred to in the Summary Compensation Table below and of the Company's directors and executive officers as a group. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given.

                         SHARES OF
                       COMMON STOCK
                       BENEFICIALLY                NATURE OF              PERCENT OF
                         OWNED AT                  BENEFICIAL            OUTSTANDING
NAME                JANUARY 31, 1995(1)           OWNERSHIP(1)           COMMON STOCK
- ----                -------------------           ------------           ------------
C. M. Bishop, Jr.            2,000      Shared Voting and Disposition          --
Maurie D. Clark(2)       1,717,980      Sole Voting and Disposition          3.12%
                         2,382,652      Shared Voting and Disposition        4.33%
Gerard K. Drummond           2,000      Sole Voting and Disposition            --
E. B. Hart                     746      Sole Voting and Disposition            --

                                             (Table continued on following page)

                               SHARES OF
                             COMMON STOCK
                             BENEFICIALLY                NATURE OF              PERCENT OF
                               OWNED AT                  BENEFICIAL            OUTSTANDING
          NAME            JANUARY 31, 1995(1)           OWNERSHIP(1)           COMMON STOCK
          ----            -------------------           ------------           ------------
William P. Kinnune(3)             43,533      Sole Voting and Disposition           .08%
                                              Sole Voting and Shared
                                   3,243       Disposition                          .01%
                                  30,770      Sole Disposition                      .05%
                                  77,546      Total                                 .14%
C. W. Knodell                     63,866      Sole Voting and Disposition           .12%
Paul N. McCracken                  3,040      Sole Voting and Disposition           .01%
                                     230      Shared Voting and Disposition          --
                                   3,270      Total                                 .01%
Michael R. Onustock(3)            24,607      Sole Voting and Disposition           .05%
                                              Sole Voting and Shared
                                   2,554       Disposition                           --
                                  23,170      Sole Disposition                      .04%
                                  50,331      Total                                 .09%
J. A. Parsons(3)                  29,548      Sole Voting and Disposition           .06%
                                              Sole Voting and Shared
                                   2,547       Disposition                           --
                                  15,170      Sole Disposition                      .03%
                                  47,265      Total                                 .09%
Steven R. Rogel(3)                27,897      Sole Voting and Disposition           .05%
                                              Sole Voting and Shared
                                   3,519       Disposition                          .01%
                                  52,994      Sole Disposition                      .09%
                                  84,410      Total                                 .15%
Stuart J. Shelk, Jr.             492,642      Sole Voting and Disposition           .90%
Robert M. Smelick                  2,000      Sole Voting and Disposition            --
William Swindells(3)(4)        1,096,766      Sole Voting                          1.99%
                               1,830,528      Shared Voting                        3.33%
                               1,183,867      Sole Disposition                     2.15%
                               1,835,937      Shared Disposition                   3.34%
                               3,019,804       Total                               5.49%
Samuel C. Wheeler              1,033,225      Sole Voting and Disposition          1.88%
Benjamin R. Whiteley               2,000      Shared Voting and Disposition          --
All directors and execu-       2,823,083      Sole Voting                          5.13%
tive officers as a group       1,834,758      Shared Voting                        3.33%
(15 persons), including        3,020,425      Sole Disposition                     5.49%
persons listed above(3)        1,852,030      Shared Disposition                   3.37%
                               4,883,205       Total                               8.87%

- --------
(1) Shares are included in the table as "beneficially owned" if the person named has or shares the right to vote or direct the voting of or the right to dispose or direct the disposition of such shares. Inclusion of shares in the table does not necessarily imply that the persons named receive the economic benefits of the shares so listed.

(2) Mr. Clark's address is Suite 600, 1211 S.W. Fifth Avenue, Portland, Oregon 97204.

(3) Includes shares subject to options exercisable within 60 days after January 31, 1995, under the Company's 1986 Stock Option and Stock Appreciation Rights Plan ("1986 Plan") as follows: Mr. Kinnune, 30,770 shares; Mr. Onustock, 23,170 shares; Mr. Parsons, 15,170 shares; Mr. Rogel, 52,994 shares; Mr. Swindells, 92,510 shares; and all executive officers as a group, 279,071 shares.

(4) Mr. Swindells' address is 1300 S.W. Fifth Avenue, Portland, Oregon 97201.

  Under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), holders of more than 10 percent of the Common Stock and directors and certain officers of the Company are required to file reports ("Section 16 Statements") of beneficial ownership of Common Stock and changes in such ownership with the Securities and Exchange Commission. The Company is required to identify in its proxy statements those persons who to the Company's knowledge were required to file Section 16 Statements and did not do so on a timely basis. Based solely on a review of copies of Section 16 Statements furnished to the Company during and with respect to its most recent fiscal year and on written representations from reporting persons, the Company believes that each person who at any time during the most recent fiscal year was a reporting person filed all required Section 16 Statements on a timely basis except Section 16 Statements were not filed on a timely basis by Mr. Clark to report a gift of Common Stock in 1993 by a trust of which he was trustee and by Mr. Shelk to report a gift of Common Stock in 1992 to a trust for his daughter's benefit and a purchase of Common Stock in 1993 by such a trust.

                             ELECTION OF DIRECTORS

  The Board is divided into three classes serving staggered three-year terms. The Board held four meetings during 1994. Each director attended at least 75 percent of the total of (i) the meetings of the Board and (ii) the meetings held by all committees of the Board on which he served.

  The three nominees named below for election as Class A directors are members of the Board. The nominees elected as Class A directors will serve until the 1998 annual meeting of shareholders. The accompanying proxy when properly executed and returned to the Company will be voted for the nominees named below unless authority to vote is withheld. If a quorum is present, a nominee will be elected if the nominee receives a plurality of the votes cast by the shares entitled to vote in the election.

  Under the Company's bylaws, a shareholder desiring to nominate a candidate for election as a director must give written notice to the Company with specified information not less than 90 days prior to any annual meeting and not less than seven days after the giving of notice to the shareholders of any special meeting at which directors are to be elected.

  If for any reason any of the nominees named below should become unavailable for election (an event that the Board does not anticipate), the proxy will be voted for the election of such substitute nominee as may be designated by the Board. Information with respect to each person nominated for election as a director and each other person whose term of office as a director will continue after the meeting is set forth below. Ages shown are as of December 31, 1994.

CLASS A (NOMINEES WHOSE TERMS OF OFFICE WILL EXPIRE IN 1998)

  C. M. Bishop, Jr., age 70, has been a director of the Company since 1981. Mr. Bishop has been vice chairman of Pendleton Woolen Mills, a fabric manufacturer, since January 1993. Prior to that time he was president of Pendleton Woolen Mills for more than five years. Mr. Bishop is also a director of First Interstate Bank of Oregon, N.A., and PacifiCorp.(3)

  Robert M. Smelick, age 52, has been a director of the Company since 1990. Mr. Smelick has been a principal of Sterling Payot Company, an investment company, since 1989. Prior to that time he was a managing director of The First Boston Corporation, an investment banking company, for more than five years. Mr. Smelick is also a director of Metricom, Inc.(3)

  Benjamin R. Whiteley, age 65, has been a director of the Company since 1990. Mr. Whiteley has been chairman of the board of Standard Insurance Company, a life insurance company, of which he is also a director, since August 1994. He served as chairman and chief executive officer of Standard Insurance Company from January 1993 until August 1994 and, prior to that time, as president and chief executive officer for more than five years. Mr. Whiteley is also a director of Northwest Natural Gas Company, U. S. Bancorp and The Greenbrier Companies, Inc.(1)(2)

CLASS B (DIRECTORS WHOSE TERMS OF OFFICE WILL EXPIRE IN 1996)

  E. B. Hart, age 70, has been a director of the Company since 1978. Prior to his retirement in 1989, Mr. Hart had been chairman and chief executive officer of Pay Less Drug Stores Northwest, Inc., a retail chain, for more than five years. Prior to 1987, he was also president of that company.(3)

  C. W. Knodell, age 67, has been a director of the Company since 1988. Prior to his retirement from the Company in April 1989, Mr. Knodell was executive vice president, chief financial officer, secretary and treasurer of the Company for more than five years. Mr. Knodell is also a director of David Evans and Associates, Inc.(1)(2)

  William Swindells, age 64, has been a director of the Company since 1964. For more than the past five years, Mr. Swindells has been chairman of the board and chief executive officer of the Company. Prior to April 1991 he was also president of the Company. Mr. Swindells is also a director of Standard Insurance Company, Oregon Steel Mills, Inc. and Airborne Freight Corp.(1)

CLASS C (DIRECTORS WHOSE TERMS OF OFFICE WILL EXPIRE IN 1997)

  Gerard K. Drummond, age 57, has been a director since 1991. Since July 1993, Mr. Drummond has been of counsel to the law firm of Stoel Rives Boley Jones & Grey. For more than the prior five years, he was chairman of the board of NERCO, Inc., a natural resources company, its chief executive officer (except during the period February 1992 to November 1992), and an executive vice president of PacifiCorp, a public utility holding company.(2)

  Paul N. McCracken, age 66, has been a director of the Company since 1986. Mr. McCracken has been chairman and chief executive officer of Tumac Lumber Co., Inc., a wood products broker, for more than the past five years.(1)(2)

  Stuart J. Shelk, Jr., age 50, has been a director of the Company since 1983. Mr. Shelk has been managing general partner of Ochoco Lumber Co., a lumber manufacturer, for more than the past five years. Mr. Shelk is also a director of United States National Bank of Oregon.(3)

  Samuel C. Wheeler, age 66, has been a director of the Company since 1972. Mr. Wheeler has been president of Wheeler Management Co., Inc., a wood products manufacturer, for more than the past five years. Mr. Wheeler is also vice president of Barclay Logging Company, a logging contractor.(1)(2)
- --------
(1) Member of the Company's executive committee.
(2) Member of the Company's compensation and nomination committee ("Compensation Committee"). The Compensation Committee, which held one meeting during 1994, reviews the compensation of the Company's directors and officers prior to consideration of such matters by the Board as a whole. The Compensation Committee also administers the Company's 1986 Plan. In addition, the Compensation Committee makes recommendations to the Board concerning nominations of directors and selection of executive personnel. The Compensation Committee will consider shareholder suggestions as to nominees for directors; such suggestions should be addressed to the secretary of the Company at its principal executive offices. In order to be considered prior to next year's annual meeting, such suggestions should be received by December 31 of this year.
(3) Member of the Company's audit committee. The audit committee, which met twice during 1994, is responsible for: (i) nominating and recommending independent auditors for selection by the Board, (ii) reviewing the scope of audit proposed to be performed, (iii) reviewing the results of the past year's audit with the auditors and (iv) reviewing the independent auditors' suggestions and comments with respect to internal financial and operational controls, including monitoring the steps taken to implement suggestions by the independent auditors. J. A. Parsons, executive vice president and chief financial officer, secretary and treasurer of the Company, is an ex officio member of the audit committee.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information concerning the compensation of the Company's chief executive officer and each of its four other most highly compensated executive officers (the "named executive officers") during each of the years in the three-year period ended December 31, 1994.

                             ANNUAL    LONG-TERM COMPENSATION
                          COMPENSATION         AWARDS
                          ------------ -----------------------
                                       RESTRICTED  NUMBER OF
    NAME AND                             STOCK     SECURITIES
   PRINCIPAL                             AWARDS    UNDERLYING     ALL OTHER
    POSITION         YEAR    SALARY      (1)(2)   OPTIONS/SARS COMPENSATION(3)
   ---------         ---- ------------ ---------- ------------ ---------------
William Swindells    1994   $615,000    $31,263      15,740        $14,537
 Chairman and Chief  1993    588,000        --       16,350         14,150
 Executive Officer   1992    575,000        --       13,680         13,731
Steven R. Rogel      1994    507,500     26,272      12,500         14,537
 President and Chief 1993    465,000        --       12,800         14,150
 Operating Officer   1992    426,667        --        9,040         13,731
William P. Kinnune   1994    395,000     20,010       8,490         14,537
 Executive Vice      1993    380,000        --        8,770         14,150
 President           1992    363,333        --        6,940         13,731
Michael R. Onustock  1994    325,000     16,517       6,950         14,537
 Executive Vice      1993    310,000        --        7,110         14,150
 President           1992    291,667        --        5,460         13,731
J. A. Parsons        1994    319,500     16,199       6,850         14,537
 Executive Vice      1993    307,000        --        7,110         14,150
 President and Chief 1992    291,667        --        5,460         13,731
 Financial Officer

- --------
(1) The value of a restricted stock award is calculated by multiplying the closing sale price of the Common Stock on The Nasdaq Stock Market on the date of grant by the number of restricted shares of Common Stock awarded.

(2) The aggregate number of restricted shares of Common Stock held by each named executive officer and the value of such shares on December 30, 1994 (based on the closing sale price of the Common Stock, $47 1/2, reported on The Nasdaq Stock Market), are as follows:

                               NO. OF
                 NAME          SHARES  VALUE
                 ----          ------ --------
          William Swindells    5,409  $256,928
          Steven R. Rogel      3,519   167,152
          William P. Kinnune   3,243   154,042
          Michael R. Onustock  2,554   121,315
          J. A. Parsons        2,547   120,982

  Dividends are paid on the restricted shares at the same rate as on other shares of Common Stock.

(3) The amounts shown for 1994 are Company contributions to its Stock Purchase Plan ("401(k) Plan"), a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), for the benefit of each of the named executive officers and to its 1993 Deferred Compensation Plan for the benefit of such officers to the extent contributions would have been made to the 401(k) Plan had compensation subject to such plan included deferred compensation and had the Internal Revenue Code limits not been applicable.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table provides information as to options to purchase Common Stock granted to the named executive officers during 1994 pursuant to the Company's 1986 Plan. No SARs were granted during 1994.

                                                                            POTENTIAL
                                                                       REALIZABLE VALUE AT
                                                                         ASSUMED ANNUAL
                                                                         RATES OF STOCK
                                                                       PRICE APPRECIATION
                               INDIVIDUAL GRANTS                       FOR OPTION TERM(3)
                     --------------------------------------            -------------------
                     NUMBER OF  PERCENTAGE OF
                     SECURITIES TOTAL OPTIONS
                     UNDERLYING   GRANTED TO     EXERCISE
                      OPTIONS     EMPLOYEES       PRICE     EXPIRATION
NAME                 GRANTED(1) IN FISCAL YEAR PER SHARE(2)    DATE       5%       10%
- ----                 ---------- -------------- ------------ ---------- -------- ----------
William Swindells      15,740        6.07%       $45.375    April 2004 $449,158 $1,138,255
Steven R. Rogel        12,500        4.82         45.375    April 2004  356,701    903,951
William P. Kinnune      8,490        3.27         45.375    April 2004  242,271    613,963
Michael R. Onustock     6,950        2.68         45.375    April 2004  198,326    502,597
J. A. Parsons           6,850        2.64         45.375    April 2004  195,472    495,365

- --------
(1) Options were granted for the numbers of shares indicated at an exercise price equal to the fair market value of the Common Stock on the date of grant. The options, which have terms of ten years and two days, become exercisable as follows: 33 1/3 percent after one year, an additional 33 1/3 percent after two years, and the remainder after three years. Additional information respecting the options is set forth under "Approval of Amendment of 1986 Stock Option and Stock Appreciation Rights Plan" below.

(2) Subject to certain conditions, the exercise price and tax withholding obligations related to exercise may be paid by delivery of previously acquired shares of Common Stock.

(3) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually over the full term of the options. There can be no assurance that the Common Stock will appreciate at any particular rate or at all.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES

  Information regarding exercises of stock options and tandem SARs by the named executive officers during 1994 and unexercised options and tandem SARs held by them as of December 31, 1994, is summarized in the table set forth below.

                                                     NUMBER OF
                                                    UNEXERCISED          VALUE OF UNEXERCISED
                      NUMBER OF                   OPTIONS/SARS AT      IN-THE-MONEY OPTIONS/SARS
                       SHARES                    DECEMBER 31, 1994      AT DECEMBER 31, 1994(2)
                     ACQUIRED ON    VALUE    ------------------------- -------------------------
      NAME            EXERCISE   REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----           ----------- ----------- ----------- ------------- ----------- -------------
William Swindells       6,180     $203,940     92,510       31,200     $1,931,407    $162,703
Steven R. Rogel         2,200       62,700     52,994       24,046      1,069,216     122,946
William P. Kinnune     18,000      586,898     30,770       16,650        588,685      86,229
Michael R. Onustock       --           --      23,170       13,510        439,642      69,572
J. A. Parsons          17,350      558,280     15,170       13,410        269,642      69,359

- --------
(1) Represents the difference between the fair market value of shares of the Common Stock received on exercise of stock options or SARs at the date of exercise and the option exercise price.

(2) Calculated based on the difference between the closing sale price of the Common Stock, $47 1/2, reported on The Nasdaq Stock Market on December 30, 1994, and the aggregate exercise price of the unexercised options. All options reflected in the table were granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant.

PENSION PLAN

  The retirement plan that the Company maintains for its salaried and office employees (including officers) provides for payment of retirement benefits generally based upon an employee's years of service with the Company and compensation level. Funding of the plan is actuarially determined. The following table shows the estimated annual benefits payable upon retirement (assuming normal retirement at age 65) for unmarried employees at specified compensation levels (based upon the highest average of five consecutive years) with various years of service (assuming continuous full-time employment with the Company from date of hire to date of retirement):

                                       YEARS OF SERVICE
                     -----------------------------------------------------
      REMUNERATION      15       20       25       30       35       40
      ------------   -------- -------- -------- -------- -------- --------
        $300,000     $ 72,306 $ 96,408 $120,510 $144,612 $168,714 $191,214
         400,000       97,056  129,408  161,760  194,112  226,464  256,464
         500,000      121,806  162,408  203,010  243,612  284,214  321,714
         600,000      146,556  195,408  244,260  293,112  341,964  386,964
         700,000      171,306  228,408  285,510  342,612  399,714  452,214

  Compensation used in determining retirement benefits consists of the employee's regular fixed salary including amounts deferred at the election of the employee and contributed to the Company's 401(k) Plan. With respect to the named executive officers, such compensation is the amount shown for the officers under "Salary" in the Summary Compensation Table above.

  The credited years of service for each of the named executive officers is as follows: Mr. Swindells, 41; Mr. Rogel, 22; Mr. Kinnune, 33; Mr. Onustock, 22; and Mr. Parsons, 28.

  The benefits payable upon retirement are single-life annuity amounts and are not subject to any deduction for Social Security or other offset amounts. The level of benefits is based in part upon the average of the Social Security wage bases for the 35 years ending with Social Security retirement age. Amounts shown in the table are based upon the Social Security covered compensation for an employee attaining age 65 in 1995. Retirement benefits may be reduced from the amounts shown in the case of early retirement (or other early termination of employment), in the case of a married employee whose benefits are paid in the form of a joint and survivor annuity and in the case of an employee whose employment with the Company has not been continuous. Special provisions in the plan may apply in the case of death or disability; there are also provisions relating to the computation of years of service for vesting or benefit purposes in the case of service with certain employers acquired by the Company at various times in the past.

  The Company has agreed that, to the extent a retirement benefit under its retirement plan may not be paid because of limitations required by the Internal Revenue Code, the Company will pay such benefit from a trust account which has been funded by the Company as soon as the employee ceases employment and is at least age 55 or on becoming totally and permanently disabled. The amounts shown include amounts proposed to be paid under the agreement. Benefits to be paid under the agreement are not funded by contributions to the plan.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

COMPENSATION COMMITTEE

  During 1994, Messrs. Drummond, Knodell (who served as an executive officer of the Company until his retirement in 1989), McCracken, Wheeler and Whiteley served on the Company's Compensation Committee.

  Mr. McCracken is chairman and chief executive officer of Tumac Lumber Co., Inc., a wood products broker, which purchases building materials products from, and sells such products to, the Company in the ordinary course of business at prevailing market prices. During 1994, such transactions amounted to approximately $48,653,000.

  Mr. Wheeler is vice president of Barclay Logging Company and president of Wheeler Management Co., Inc., which perform contract logging services for, and purchase building materials from, the Company in the ordinary course of business at prevailing market prices. During 1994, such transactions amounted to less than $60,000. Mr. Wheeler served as a vice president of the Company until his resignation in 1973.

  Mr. Whiteley is chairman of the board and from January 1993 to August 1994 was chairman and chief executive officer of Standard Insurance Company. Mr. Swindells is and during 1994 was a member of the board of directors of Standard Insurance Company.

OTHER TRANSACTIONS

  Ochoco Lumber Co., of which Mr. Shelk is managing general partner, sells wood products to, and purchases such products from, the Company in the ordinary course of business at prevailing market prices. During 1994, such transactions aggregated approximately $2,543,000.

  The Company purchases equipment in the ordinary course of business at prevailing market prices from Rogers Machinery Co., Inc., in which members of Mr. Parsons' immediate family own a majority interest. During 1994, such purchases amounted to approximately $214,000.

                      REPORT OF THE COMPENSATION COMMITTEE

  It is the responsibility of the Compensation Committee to oversee the administration of salary, stock options and restricted stock awards to all officers (22 persons). The Compensation Committee's salary recommendations, when approved by the Board, set the level of compensation for all of these officers. The Compensation Committee is also responsible for selecting the key employees, including officers, to receive awards under the 1986 Plan and for determining the types, amounts, and terms of such awards. In addition, the Compensation Committee hears reports from Mr. Swindells, the Company's chairman and chief executive officer, and considers the performance of individual officers, planned succession and related matters.

  The compensation policy of the Company recognizes that the Company's business is the conversion of timber and wood fiber into products which are largely of a commodity nature and that the Company is integrated "from the stump to the customer" with only Mr. Swindells, as chief executive officer, and Mr. Rogel, as president, responsible for all operations. For these two reasons--little control of sales prices in commodity markets and little individual control over material costs and transfer prices of specific business segments--the Company does not compensate employees with bonuses or other forms of short-term incentive compensation. All salaried employees, including all officers, are paid base salaries only.

  From time to time, the Compensation Committee has received reports from compensation consultants regarding competitive industry salaries. The Company also participates annually in industrywide salary surveys and conducts its own review of compensation information in proxy statements of competing companies. From these sources, the Compensation Committee evaluates compensation levels of a peer group of seven other forest products companies which the Compensation Committee, based on its general knowledge of the forest products industry, believes are comparable to the Company. The Company uses these evaluations when reviewing and approving management's recommendations regarding compensation. The seven companies constituting the peer group include five of the fourteen companies in the Standard & Poor's Paper & Forest Products Index referred to under "Performance Graph" below and two other forest products companies. Each of the peer group companies has total annual sales within approximately $1 billion of the Company's total annual sales and, as in the case with the Company, its pulp and paper products sales typically account for more than 50 percent of its total annual sales.

  The 1994 salaries recommended by the Compensation Committee for the Company's executive officers, other than Mr. Swindells, were determined after comparison with the cash compensation paid by the peer group to officers in comparable positions and taking into account available information concerning comparable levels of responsibility. In arriving at salary recommendations for individual officers, the committee also compared their duties to the duties of other officers and employees in the Company. Each recommended salary was within the range of the cash compensation paid to the comparable peer group officers. Some of the recommended salaries were near the high end of the range and others were closer to the low end of the range. The salary recommended for Mr. Swindells was based on comparing his duties and responsibilities to those of other senior officers in the Company. In formulating its salary recommendations, the Compensation Committee did not consider stock options and other noncash compensation programs of the peer group companies or the stock options granted to Company officers.

  As an incentive to stock ownership by employees and as a form of long-term incentive compensation, the Compensation Committee annually grants stock options and occasionally awards shares of restricted Common Stock to selected key employees.

  Stock options are granted by the Compensation Committee based on a formula relating to base salary and the Company's return on shareholder equity ("ROE"). Under the formula, a target number of options for each executive officer is determined by dividing a percentage of the officer's salary (ranging from 80 percent to 120 percent based on level of responsibility) by the market price of the Common Stock at the date of grant. The target number is subject to downward adjustment based on the Company's ROE for its most recent fiscal year. No adjustment is made if the Company's ROE exceeds by a specified margin the composite ROE of 19 forest products companies, including the Company, as reported by a nationally recognized financial publication (the "Composite Group"). If the specified margin is not achieved, the options are reduced proportionately by up to 30 percent of the target number. The Company's 1993 ROE exceeded the published industry composite by more than the specified margin. Accordingly, option grants in 1994 were not adjusted. The formula does not take into account the number of stock options previously granted to an executive officer.

  The Composite Group includes five of the seven peer group companies and other companies that are substantially larger than the Company in terms of sales. The Compensation Committee believes that the broader Composite Group is more appropriate for measuring performance based on ROE, which is not related to a Company's size, and the peer group is more appropriate for comparing compensation levels which typically depend in part on a company's size.

  Restricted stock is awarded to executive officers based upon the Compensation Committee's subjective evaluation of the Company's performance. No restricted stock awards were made in 1992 or 1993. In April 1994 restricted stock was awarded to executive officers in an amount equal to five percent of the officer's salary based on the market value of the Common Stock at the date of the award.

  The Compensation Committee determines Mr. Swindells' stock options and restricted stock awards using the same principles as it uses in granting stock options and restricted stock awards to other executive officers.

  The Company's 1995 Long-Term Incentive Compensation Plan (the "1995 Plan") to be submitted for approval at the 1995 annual meeting is described under "Approval of 1995 Long-Term Incentive Compensation Plan" below. The 1995 Plan will replace the 1986 Plan, which expires in April 1996, and is intended to provide the Company flexibility to qualify compensation attributable to awards under the 1995 Plan as fully deductible under Section 162(m) of the Internal Revenue Code.

  Section 162(m) generally disallows a federal income tax deduction to the Company for compensation over $1 million paid to any of the Company's chief executive officer and four other most highly compensated executive officers unless such compensation qualifies as performance based under Section 162(m).

  The Company does not have a policy that will require or encourage the committee administering the 1995 Plan to qualify awards to executive officers for deduction under Section 162(m). However, the committee will consider the net cost to the Company of any awards under the 1995 Plan.

                                          COMPENSATION COMMITTEE

                                          Gerard K. Drummond  C. W. Knodell

                                          Samuel C. Wheeler Benjamin R. Whiteley

                                          Paul N. McCracken, Chairman

                               PERFORMANCE GRAPH

  The following graph compares the annual percentage change in the cumulative total shareholder return on the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's Paper & Forest Products Index, in each case assuming investment of $100 on December 31, 1989, and reinvestment of dividends.




                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
        AMONG WILLAMETTE INDUSTRIES, INC., S&P PAPER & FOREST PRODUCTS
                            INDEX AND S&P 500 INDEX


Measurement Period              WILLAMETTE        S&P PAPER & FOREST          S&P
(Fiscal Year Covered)        INDUSTRIES, INC.       PRODUCTS INDEX         500 INDEX
- -------------------          ----------------     ------------------       ----------
Measurement Pt-
12/31/90                     $ 81                 $ 90                     $ 97
FYE 12/31/91                 $116                 $115                     $126
FYE 12/31/92                 $164                 $131                     $136
FYE 12/31/93                 $201                 $144                     $150
FYE 12/31/94                 $197                 $150                     $152


                           COMPENSATION OF DIRECTORS

  Directors of the Company, other than directors who are also officers of the Company or a subsidiary, receive a retainer fee of $20,000 per year, plus $1,200 for each Board meeting attended and $1,000 for each committee meeting attended, except that the chairman of a committee receives an attendance fee of $1,500. A director may elect to have these fees paid into a tax-deferred account. See "Approval of 1995 Long-Term Incentive Compensation Plan" below for information regarding options to purchase Common Stock that will be granted to non-employee directors if the shareholders approve the 1995 Plan.

  The Company maintains a retirement plan for nonemployee directors who serve on the Board on or after September 1, 1989, and who complete five years of service as nonemployee directors after January 31, 1980. Upon retirement, a former director receives annual payments equal to the number of years he or she served as a nonemployee director after January 31, 1980. Payments terminate on death. The amount of each annual payment equals the annual retainer fee for directors at the time the director retires. Benefits under the plan are not funded.

                             EMPLOYMENT AGREEMENTS

GENERAL

  The Company has entered into agreements ("CIC Agreements") with certain of its key employees, including each of the named executive officers, that provide for severance compensation for the employees in the event their employment with the Company is terminated subsequent to a Change in Control (as defined) of the Company under the circumstances set forth in the CIC Agreements. Pursuant to the CIC Agreements, each employee has agreed to remain in the Company's employ following a tender offer or exchange offer for more than 30 percent of the combined voting power of the Company's voting securities until such offer has been abandoned or terminated or a Change in Control has occurred and unless the Company reduces the employee's compensation.

  If, within 36 months following a Change in Control, the employee's employment with the Company is terminated by the Company without Cause (as defined) or by the employee with Good Reason (as defined below), then the Company shall pay to the employee, upon demand, his full base salary through the date of termination at the rate in effect on the date the Change in Control occurred, plus severance compensation in an amount equal to 2.99 times the sum of (a) his annual base salary at the above-specified rate and (b) the average annual incentive compensation (if any) paid or accrued for his benefit in respect of the two fiscal years prior to the fiscal year in which the Change in Control occurs.

  The CIC Agreements further provide for the continuation of all noncash employee benefit plans and arrangements, with certain exceptions, for a period of one year following termination of employment after a Change in Control except by death, by the Company for Cause or disability or by the employee other than for Good Reason. The employee is also entitled to be reimbursed for any reasonable legal fees and expenses he may incur in enforcing his rights under the CIC Agreement.

  In the event it is determined that any payment by the Company to or for the benefit of the employee in connection with a Change in Control is not deductible by the Company for federal income tax purposes, then amounts otherwise payable or distributable under the agreement are reduced to the maximum deductible amount.

  The CIC Agreements are for one-year terms which extend annually for an additional one-year term, unless either the Company or the employee gives notice that the CIC Agreement shall not be extended. In the event of a Change in Control while the CIC Agreements are in effect, the CIC Agreements are automatically extended for 36 months from the date the Change in Control occurs. The CIC Agreements terminate upon termination of employment prior to a Change in Control.

CERTAIN DEFINITIONS

  Lengthy definitions of Cause, Change in Control and Good Reason are included in the CIC Agreements. Summaries of the definitions, which are necessarily incomplete, are set forth below.

  "Cause" with respect to the termination of an employee's employment by the Company means termination because the employee committed an act of fraud, embezzlement or theft constituting a felony, or an act intentionally against the interest of the Company which causes it material harm, or because of his repeated failure, after written notice, to perform his responsibilities under the CIC Agreement.

  "Change in Control" means (i) a change in control required to be disclosed pursuant to Regulation 14A under the Exchange Act, (ii) subject to certain exceptions, the acquisition by a person or group of beneficial ownership of 20 percent or more of the outstanding Common Stock, (iii) a change in the composition of the Board such that the directors at the beginning of any two-year period cease to constitute at least a majority of the Board unless the election or nomination of each new director was approved by two-thirds of the directors still in office who were directors at the beginning of such period,
(iv) subject to certain exceptions, any consolidation or merger of the Company or any sale or other transfer of substantially all its assets or (v) approval by the shareholders of the Company of a plan or proposal for its liquidation or dissolution.

  "Good Reason" with respect to the termination by an employee of his employment with the Company means (i) subject to certain exceptions, any change in the employee's status or position with the Company which in his reasonable judgment does not represent a promotion, (ii) a reduction in the employee's base salary, (iii) the failure by the Company to continue in effect for the employee certain benefit plans and policies, (iv) the transfer of the employee to a different location, (v) the failure of any successor to the Company to expressly assume the Company's obligations under the CIC Agreement, (vi) a purported termination by the Company of the employee's employment which is not effected in accordance with the CIC Agreement or (vii) a refusal by the Company to allow the employee to continue to engage in certain activities not related to the Company's business.

                 APPROVAL OF AMENDMENT OF 1986 STOCK OPTION AND
                         STOCK APPRECIATION RIGHTS PLAN

  The Company's 1986 Plan was adopted by the Board in February 1986 and was approved by the shareholders of the Company at the annual meeting held on April 15, 1986. The 1986 Plan provides for Common Stock-based awards consisting of stock options, stock appreciation rights ("SARs") and restricted stock to key employees of the Company and its subsidiaries, including employees who are also directors of the Company or one of its subsidiaries. No awards may be made under the 1986 Plan after April 14, 1996. At March 6, 1995, the closing sale price of the Common Stock on The Nasdaq Stock Market was $51 3/4.

PROPOSED AMENDMENT

  Options awarded under the 1986 Plan must be for a term (the "Stated Period") of not more than ten years and two days from the date of grant. If an employee's employment terminates by reason of death, disability or retirement (as defined), any options held by the employee which are not then exercisable expire immediately. However, an option may specify that it becomes exercisable no later than upon termination of employment for particular reasons, such as death, disability, or retirement. Any options held by the employee which are exercisable expire on the earlier of (i) three years after termination of employment or (ii) the expiration of the Stated Period.

  In February 1995, the Board adopted, subject to shareholder approval at the 1995 annual meeting, an amendment of the 1986 Plan to eliminate the provision accelerating the expiration of exercisable options held by an employee whose employment is terminated by reason of death, disability or retirement. Accordingly, if the amendment is approved, such options will remain exercisable until the expiration of their Stated Periods.

RECOMMENDATION OF THE BOARD; VOTE REQUIRED

  The Board recommends that shareholders vote FOR approval of the amendment of the 1986 Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the proposal at the 1995 annual meeting is required for approval of the amendment.

DESCRIPTION OF 1986 PLAN

  Administration. The 1986 Plan is administered by a committee of not less than three members of the Board, each of whom is a "disinterested person" as defined in Rule 16b-3 under the Exchange Act. The Board has appointed the members of the Compensation Committee as the committee to administer the 1986 Plan and determine the key employees of the Company and its subsidiaries who are to receive awards under the 1986 Plan and the types, amounts and terms of the awards.

  Eligible Employees. The pool of key employees considered potentially eligible to receive awards under the 1986 Plan presently numbers approximately 165, including 22 Company officers. Under the 1986 Plan, SARs may be awarded only to officers of the Company.

  Shares of Common Stock Subject to the 1986 Plan. Subject to adjustment for changes in capitalization, the maximum number of shares of Common Stock that may be the subject of awards under the 1986 Plan is 3,000,000 of which 954,730 shares remained available for awards at December 31, 1994. Shares subject to awards which expire or otherwise terminate become again available for awards.

  Stock Options. The Compensation Committee determines the terms of stock option awards under the 1986 Plan including the exercise price, the Stated Period, the number of shares of Common Stock subject to the option and any conditions on the exercise of the option, provided that the exercise price may not be less than the fair market value of the Common Stock at the date of grant and the Stated Period, as indicated above, may not be more than ten years and two days from the date of grant. The Compensation Committee is authorized after the grant of an option to accelerate the exercisability of the option. Upon the exercise of an option, payment of the exercise price is made in cash or, at the Compensation Committee's discretion, in whole or in part in any other form, including by delivery of shares of previously acquired Common Stock. Options are not intended to qualify as incentive options under Section 422 of the Internal Revenue Code.

  If an employee's employment terminates for a reason other than death, disability or retirement and not following a Change in Control (as defined in Section 9 of Annex A to this Proxy Statement but with the date in subsection
(b) of Section 9 changed to February 13, 1986), any options held by the employee which are not then exercisable expire immediately. Any options held by the employee which are then exercisable expire on the earlier of (i) 30 days or, if the Compensation Committee so determines after considering the circumstances of the termination, three years, after termination of employment or (ii) the expiration of the Stated Period.

  If an employee's employment terminates by reason of death, disability or retirement, the employee's options expire as described above under "Proposed Amendment."

  Upon a Change in Control, all options outstanding under the 1986 Plan become immediately exercisable in full and remain exercisable in full until the earlier of (i) three years after the date the Change in Control occurs or (ii) the expiration of the Stated Period. If an employee's employment terminates for any reason within two years following a Change in Control (other than on account of conduct which constitutes a felony), any options held by the employee expire upon the earlier of (i) three years after termination of employment or (ii) the expiration of the Stated Period. In addition, upon a Change in Control, each option holder may make a "cash exercise" of all or any portion of the holder's options. Upon a cash exercise, the option holder is entitled to receive an amount in cash equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the option price per share multiplied by the number of options exercised. A cash exercise may be made only during a 45-day period beginning on the first day following the date on which the Company has knowledge of an actual Change in Control, but may not be made by an officer of the Company or its subsidiaries within six months of the date of grant of the option.

  An option may not be transferred except by will or the laws of descent and distribution and, during the lifetime of an employee to whom an option is granted, such option may be exercised only by the employee or the employee's guardian or legal representative.

  Stock Appreciation Rights. The Compensation Committee may, at the time of the grant of an option, or at a later date, award SARs in connection with the option. SARs may only be awarded to officers of the Company. No SARs have been awarded since 1990. The maximum number of SARs that may be awarded to an officer is 50 percent of the number of shares of Common Stock covered by the related option. When an officer exercises an option granted after 1987, a portion of his related SARs are canceled, generally on the basis of one SAR for each two shares purchased.

  SARs generally have the same terms as the related options (subject to certain restrictions related to the short-swing profit provisions of the Exchange Act) except that they terminate immediately upon discharge for cause or voluntary resignation.

  SARs may be exercised only in conjunction with an exercise of the related option, generally in a maximum number which is 50 percent of the shares to be purchased at that time under the option. Upon exercise of a SAR, the officer must surrender a portion of the related option unexercised, generally on the basis of one share for each SAR granted before 1988 and two shares for each SAR granted thereafter. Upon such exercise and surrender, the officer is entitled to receive an amount in cash equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the option price per share multiplied by the number of SARs exercised. The options surrendered on account of the exercise of SARs are no longer available for regrant under the 1986 Plan.

  Restricted Stock. The Compensation Committee may from time to time make awards of restricted stock of up to an aggregate of 500,000 shares of Common Stock to employees eligible to receive grants of options. At the time of award, the Compensation Committee specifies the waiting period or periods during which the shares are not vested. Vesting may be dependent on a period of subsequent employment, the attainment of performance goals, or both. No restricted shares which vest based on the attainment of performance goals have been awarded. The Compensation Committee may accelerate vesting as to all or part of the shares awarded at any time.

  During the waiting period, the employee has all the rights of a shareholder of the Company except that the restricted shares may not be sold, pledged, or otherwise transferred. When the shares vest, they are delivered to the employee free of restrictions. The Compensation Committee may, in its discretion, provide that a portion of an award of restricted stock shall be paid in cash rather than in shares of Common Stock.

  Any nonvested shares vest upon the employee's death, disability or retirement or upon a Change in Control. Upon termination of employment for any reason other than death, disability or retirement, any nonvested shares are forfeited. Any restricted shares which vest based on the attainment of performance goals are also forfeited if such goals are not met within the specified time period.

  Amendments. The Board may amend the 1986 Plan at any time, provided that no such amendments shall adversely affect the rights of employees to whom grants and awards have previously been made without the consent of the employees affected thereby, and provided further that the Board may not, without the approval of shareholders, (i) increase the number of shares of Common Stock subject to the 1986 Plan (except in connection with a change in capitalization), (ii) extend the period during which grants and awards under the 1986 Plan may be made or, (iii) materially increase the benefits accruing to participants under the 1986 Plan, (iv) modify the requirements as to eligibility for participation in the 1986 Plan, or (v) establish a price at which shares may be purchased upon exercise of an option at less than the fair market value of the Common Stock at the time the option is granted.

  Federal Income Tax Aspects. In connection with the exercise of an option, an employee will generally realize compensation income, for federal income tax purposes, measured by the difference between the option price and the fair market value of the shares acquired on the date of exercise.

  Optionees may be permitted by the Compensation Committee to pay all or a portion of the option price upon exercise of an option using previously acquired shares of Common Stock. If an option is exercised and payment is made in previously acquired shares, there is no gain or loss recognized to the employee on the surrender of the previously acquired shares. The employee's basis in the newly-acquired shares will be split so that (i) a number of shares equal to the number of shares transferred to pay the option price will have a cost basis equal to the basis of such transferred shares and (ii) the remainder of the new shares will have a cost basis equal to the fair market value of those shares on the exercise date.

  An employee will not recognize any income for federal income tax purposes upon the grant of SARs to the employee. Upon exercise of SARs, the employee will recognize compensation income equal to the amount of cash payable to the employee.

  Generally, an employee will not recognize any income for federal income tax purposes upon issuance of any restricted stock which is not vested. Dividends paid with respect to restricted stock prior to the vesting of such stock will be taxable as compensation income to the employee. Generally, an employee will recognize compensation income upon the vesting of restricted stock in an amount equal to the fair market value of the shares of Common Stock on the date they become vested. However, an employee may elect to recognize compensation income upon the grant of restricted shares based on the fair market value of the shares of Common Stock subject to such award at the date of grant. If an employee makes such a special election, dividends paid with respect to such restricted shares will not be treated as compensation, but rather as dividend income, and the employee will not recognize additional income when the restricted shares vest.

  In the case of exercises of SARs and cash exercises of options, taxes will be withheld from the cash amounts payable to the employee. Upon the exercise of an option for Common Stock or the vesting of restricted stock, the employee may be required to pay an amount for any taxes required to be withheld. The Company may alternatively deduct any such taxes from the shares that would otherwise be issued to or vest in the employee or, if the Compensation Committee so permits, the employee may make the required withholding payment by delivering previously acquired shares of Common Stock.

  The Company and its subsidiaries will be entitled to receive a federal income tax deduction at the same time and in the same amount as the amount which is taxable to employees as compensation with respect to awards made under the 1986 Plan, subject to the limitations of Section 162(m) of the Internal Revenue Code. Under Section 162(m), the Company may deduct certain qualified compensation in full, but may not deduct other compensation in excess of $1 million paid in any year to the Company's chief executive officer or to any of its other four most highly compensated executive officers. If an employee who receives an award of restricted shares makes the special election described above, the Company will not be entitled to deduct dividends paid with respect to such restricted shares.

1986 PLAN BENEFITS

  The following table summarizes as of December 31, 1994, the benefits of the indicated persons and groups attributable to stock options and tandem SARs, excluding those with an exercise price greater than the market price of the Common Stock at December 30, 1994, and restricted stock outstanding under the 1986 Plan.

                               1986 PLAN BENEFITS
              1986 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

                                                                   RESTRICTED
                                               OPTIONS/SARS           STOCK
                                          ---------------------- ---------------
                                                        NO. OF
                                            DOLLAR    UNDERLYING  DOLLAR  NO. OF
NAME AND POSITION                          VALUE(1)     SHARES   VALUE(2) SHARES
- -----------------                         ----------- ---------- -------- ------
William Swindells........................ $ 2,094,110  123,710   $256,928  5,409
 Chairman and Chief
 Executive Officer
Steven R. Rogel..........................   1,192,162   77,040    167,152  3,519
 President and Chief
 Operating Officer
William P. Kinnune.......................     674,914   47,420    154,042  3,243
 Executive Vice
 President
Michael R. Onustock......................     509,214   36,680    121,315  2,554
 Executive Vice
 President
J. A. Parsons............................     339,001   28,580    120,982  2,547
 Executive Vice President
 and Chief Financial Officer
All executive officers
 as a group..............................   5,184,025  340,630    831,772 17,511
All nonexecutive officers and
 other employees as a group..............  11,475,546  892,181        --     --

- --------
(1) Calculated based on the difference between the closing sale price of the Common Stock, $47 1/2, on December 30, 1994, as reported on The Nasdaq Stock Market and the exercise price of the options.
(2) Calculated by multiplying the closing sale price of the Common Stock, $47 1/2 on December 30, 1994, as reported on The Nasdaq Stock Market by the indicated number of shares of restricted stock.

             APPROVAL OF 1995 LONG-TERM INCENTIVE COMPENSATION PLAN

  In February 1995, the Board adopted the 1995 Plan, subject to shareholder approval at the 1995 annual meeting, to replace the 1986 Plan. The purpose of the 1995 Plan is to motivate special achievement by officers and other key employees of the Company and its subsidiaries, including employees who are also directors, by encouraging them to acquire or increase an equity interest in the Company and, in the case of non-employee directors, to align their interest more closely to that of the Company. No awards may be made under the 1995 Plan after April 27, 2005.

  The 1995 Plan, like the 1986 Plan, provides for Common Stock-based awards consisting of stock options, SARs and restricted stock. Options awarded under the 1995 Plan are not intended to qualify as incentive options under Section 422 of the Internal Revenue Code. The Company does not intend to make any further awards under the 1986 Plan if the 1995 Plan is approved at the 1995 annual meeting of shareholders.

  The full text of the 1995 Plan is attached as Annex A to this Proxy Statement. The summary of the principal features of the 1995 Plan set forth under "Description of 1995 Plan" below is qualified in its entirety by reference to Annex A.

RECOMMENDATION OF THE BOARD; VOTE REQUIRED

  The Board recommends that shareholders vote FOR approval of the adoption of the 1995 Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the proposal at the 1995 annual meeting is required for approval of the 1995 Plan. The 1995 Plan will not be implemented unless it is approved at the 1995 annual meeting.

DESCRIPTION OF 1995 PLAN

  Administration. The 1995 Plan will be administered by a committee (the "Committee") of the Board of not less than two members appointed by the Board. Each member of the Committee must be a "disinterested person" as defined in Rule 16b-3 under the Exchange Act and, unless the Board determines otherwise, an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Board intends to appoint the members of the Committee following approval of the 1995 Plan by the shareholders.

  The Committee will determine the key employees of the Company and its subsidiaries who are to receive awards under the 1995 Plan and the types, amounts, and terms of the awards, provided that no one employee may be awarded stock options or SARs in respect of an aggregate of more than 350,000 shares of Common Stock or restricted stock whose vesting is based on the attainment of performance goals in excess of 50,000 shares. The 1995 Plan does not limit the number of shares of restricted stock which may be awarded to any one employee whose vesting is based on years of continuous employment.

  Eligible Employees; Non-Employee Directors. The pool of key employees considered eligible to receive awards under the 1995 Plan numbers approximately
175. If the 1995 Plan is approved at the 1995 annual meeting, members of the Board who are not employees of the Company or a subsidiary ("Non-Employee Directors") will receive automatic grants of stock options as described under "Director Stock Options" below. Directors are not eligible for other awards under the 1995 Plan. Nine of the ten members of the Board are Non-Employee Directors.

  Shares of Common Stock Subject to the 1995 Plan. Subject to adjustment for changes in capitalization, the maximum number of shares of Common Stock that may be the subject of awards under the 1995 Plan is 2,750,000. Shares subject to awards which expire or otherwise terminate will again become available for awards.

  Employee Stock Options. The Committee will determine the terms of stock option awards to key employees under the 1995 Plan, including the exercise price, the Stated Period, the number of shares of Common Stock subject to the option and any conditions on the exercise of the option, provided that the exercise price may not be less than the fair market value of the Common Stock at the date of grant and the Stated Period may not be more than ten years and two days from the date of grant.

  The Committee is authorized after the grant of an option to accelerate the exercisability of the option. Upon the exercise of an option, payment of the exercise price is made in cash or, at the Committee's discretion, in whole or in part in any other form, including by delivery of shares of previously acquired Common Stock.

  If an employee's employment terminates for a reason other than death, disability or retirement and not following a Change in Control (as defined in Section 9 of Annex A), any options held by the employee which are not then exercisable will expire immediately. Any options held by the employee which are then exercisable will expire on the earlier of (i) 30 days, or, if the Committee so determines after considering the circumstances of the termination, three years, after termination of employment or (ii) the expiration of the Stated Period.

  If an employee's employment terminates by reason of death, disability or retirement, any options held by the employee which are not then exercisable will expire immediately and any options which are then exercisable will remain exercisable until the expiration of their Stated Periods. However, an option may specify that it becomes exercisable no later than upon termination of employment for particular reasons such as death, disability or retirement.

  Upon a Change in Control, all options outstanding under the 1995 Plan will become immediately exercisable in full and remain exercisable in full until the earlier of (i) three years after the date the Change in Control occurs or (ii) the expiration of their Stated Periods. If an employee's employment terminates for any reason within two years following a Change in Control (other than on account of conduct which constitutes a felony), any options held by the employee will expire upon the earlier of (i) three years after termination of employment or (ii) the expiration of their Stated Periods. In addition, upon a Change in Control, each option holder may make a "cash exercise" of all or any portion of the holder's options. Upon a cash exercise, the option holder will be entitled to receive an amount in cash equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the option price per share multiplied by the number of options exercised. A cash exercise may be made only during a 45-day period beginning on the first day following the date on which the Company has knowledge of an actual Change in Control, but may not be made by an officer (as defined under Section 16 of the Exchange Act) of the Company within six months of the date of grant of the option.

  Unless the Committee specifies otherwise in an option at the time of grant, an option may not be transferred except by will or the laws of descent and distribution and, during the lifetime of an employee to whom an option is granted, such option may be exercised only by the employee or the employee's guardian or legal representative.

  Director Stock Options. Upon approval of the 1995 Plan at the 1995 annual meeting, each Non-Employee Director will automatically be granted an option to purchase 1,000 shares of Common Stock (an "Initial Option"). Thereafter, each person who becomes a Non-Employee Director, other than any former officer of the Company or a subsidiary, also will automatically be granted an Initial Option on the date such person becomes a member of the Board. In addition, on the date of each annual meeting of shareholders commencing in 1996, an option for 600 shares of Common Stock (an "Annual Option") will be automatically granted to each person who is then a Non-Employee Director, including former officers of the Company or its subsidiaries, and who is to continue to serve as a director.

  An option granted to a Non-Employee Director will have an exercise price equal to the fair market value of the Common Stock at the date of grant, will have a Stated Period of ten years and two days and will become exercisable 33 1/3 percent after one year, an additional 33 1/3 percent after two years and the remainder after three years.

  If a Non-Employee Director's service as a director terminates for a reason other than death, disability or retirement (as defined), and not following a Change in Control, any options held by the Non-Employee Director which are not then exercisable will expire immediately. Any options held by the Non-Employee Director which are then exercisable will expire on the earlier of (i) 30 days from the date of termination of service or (ii) the expiration of the Stated Period.

  If a Non-Employee Director's service terminates on account of death, disability or retirement or upon a Change in Control, any options held by the Non-Employee Director will become immediately exercisable. In addition, upon a Change in Control, a Non-Employee Director may make a "cash exercise" of such director's options as described under "Employee Stock Options" above. The provisions of the 1995 Plan providing for the form of payment of the exercise price and limiting the transfer of employee stock options described under "Employee Stock Options" above will also apply to options granted to Non-Employee Directors.

  Stock Appreciation Rights. Upon the exercise of a SAR, the holder will be entitled to receive an amount in cash equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the base price of the SAR multiplied by the number of SARs exercised. The Committee will determine the terms of SARs awarded under the 1995 Plan, including the base prices, the Stated Periods, the number of SARs included in an award, and any conditions on the exercise of the SARs. The base price of an SAR may be higher than, equal to, or lower than the fair market value of a share of Common Stock at the date of grant. The Stated Period of a SAR may not be more than ten years and two days from the date of grant.

  SARs, to the same extent as options granted under the 1995 Plan, will expire on termination of employment, be exercisable upon a Change in Control and be subject to restrictions on transfer.

  Restricted Stock. The Committee will determine the terms and amounts of restricted stock awards to key employees under the 1995 Plan. At the time of the award, the Committee will specify the waiting period or periods during which the shares are not vested. Vesting will depend on either a period of continuous employment after the date of the award or the attainment of performance goals set forth in the award. The performance goals will be one or more of earnings per share, return on equity, return on assets, growth in earnings, growth in sales revenue, corporate profitability or shareholders returns. The goals may be measured in comparison to a group of peer companies or based on the Company's results. The Committee may accelerate vesting as to all or part of the shares which vest based upon continuous employment.

  During the waiting period, the employee will have all the rights of a shareholder of the Company except that the restricted shares may not be sold, pledged or otherwise transferred. When the shares vest, they are delivered to the employee free of restrictions. The Committee may, in its discretion, provide that a portion of an award of restricted stock will be paid in cash rather than in shares of Common Stock.

  Any nonvested shares will vest upon a Change in Control or upon the employee's death, disability or, if vesting is dependent on a period of continuous employment, on retirement. At the time the Committee awards shares of restricted stock which vest based on performance, the Committee may, in its discretion, specify that such shares will vest on retirement. Except for shares held at termination of employment on account of death or disability and shares which vest on retirement, nonvested shares will be forfeited on termination of employment. Any restricted shares which vest based on the attainment of performance goals also will be forfeited if such goals are not met within the specified time period.

  Amendments. The Board may amend the 1995 Plan at any time, provided that (a) the provisions relating to options to be granted to Non-Employee Directors may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code or Rule 16b-3 under the Exchange Act, (b) no amendment may adversely affect the rights of participants to whom grants and awards have previously been made without the consent of the participants affected thereby, and (c) the Board may not, without the approval of shareholders, (i) increase the number of shares of Common Stock subject to the 1995 Plan or the number of shares that may be received by any one employee (except in connection with a change in capitalization), (ii) extend the period during which grants and awards under the 1995 Plan may be made, (iii) materially increase the benefits accruing to participants under the 1995 Plan,
(iv) modify the requirements as to eligibility for participation in the 1995 Plan, or (v) establish a price at which shares may be purchased upon exercise of an option at less than the fair market value of the Common Stock at the time the option is granted.

  Federal Income Tax Aspects. The federal income tax aspects of awards under the 1995 Plan are the same as for awards under the 1986 Plan as described under "Approval of Amendment of 1986 Stock Option and Stock Appreciation Rights Plan--Federal Income Tax Aspects." In addition, the 1995 Plan is intended to provide the Company flexibility to qualify compensation attributable to performance-based awards under the 1995 Plan for deduction in full pursuant to
Section 162(m) of the Internal Revenue Code.

1995 PLAN BENEFITS

  The following table summarizes the benefits under the 1995 Plan that will be received, subject to shareholder approval, by the groups indicated below to the extent such benefits are determinable at the date of this Proxy Statement.

                               NEW PLAN BENEFITS
                   1995 LONG-TERM INCENTIVE COMPENSATION PLAN

                                                                      NUMBER OF
      GROUP                                              DOLLAR VALUE  OPTIONS
      -----                                              ------------ ---------
      Non-Executive Director Group......................     (1)        9,000(2)
      All Others........................................     (1)             (1)

- --------
(1) Not determinable at the date of this Proxy Statement.
(2) Includes Initial Options only. The receipt of Annual Options will depend on continued service on the Board.

           APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board has reappointed KPMG Peat Marwick LLP, independent certified public accountants, to examine the financial statements of the Company for the year 1995. Although the selection and appointment of independent public accountants is not required to be submitted to a vote of the shareholders, the Board has decided to ask the shareholders to approve the appointment. If the shares voted against approval exceed the shares voted in favor of approval, the Board will reconsider the appointment. The members of the audit committee of the Board are indicated in the table set forth under "Election of Directors."

  The Company expects representatives of KPMG Peat Marwick LLP to be present at the annual meeting and to be available to respond to appropriate questions from shareholders. The accountants will have the opportunity to make a statement at the annual meeting if they desire to do so.

                                 OTHER MATTERS

  Management knows of no matters to be brought before the meeting other than those described above. However, should any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals intended to be presented at the next annual meeting of shareholders of the Company must be received by the Company no later than November 14, 1995, in order to be included in the proxy statement and proxy card for such meeting.

                            SOLICITATION OF PROXIES

  The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, by telegram and by telephone by regular employees of the Company without extra compensation for their services. The Company will reimburse brokers and other persons holding shares in their names, or in the names of nominees, for their reasonable expenses in forwarding soliciting materials to their principals and obtaining authorization for the execution of proxies.

                                          By Order of the Board of Directors

                                                 J. A. Parsons
                                                   Secretary

Portland, Oregon

                                                                         ANNEX A

                             WILLAMETTE INDUSTRIES
                            1995 LONG-TERM INCENTIVE
                               COMPENSATION PLAN

  1. General. Pursuant to the terms and conditions of the WILLAMETTE INDUSTRIES 1995 LONG-TERM INCENTIVE COMPENSATION PLAN (the "Plan"), hereinafter set forth, the Committee specified in Article 2 may from time to time grant or award to eligible employees of Willamette Industries, Inc. ("Company"), and of those corporations ("Subsidiaries") in which Company owns at least 50 percent of the total combined voting power of all classes of stock, options to purchase shares of the $.50 par value common stock ("Stock") of Company, stock appreciation rights, and restricted Stock. In addition, the Plan provides for the automatic grant of options to Non-Employee Directors as defined in Article 8. Such options, stock appreciation rights, and restricted Stock are sometimes referred to collectively as "grants and awards." The purpose of the Plan is to motivate special achievement by officers and other key employees of Company and its Subsidiaries by assisting them in acquiring or increasing an equity interest in Company, and, in the case of Non-Employee Directors, to align their interest more closely to that of Company. The options shall be nonqualified stock options subject to Section 83 of the Internal Revenue Code, and not incentive stock options subject to Section 422A of the Internal Revenue Code.

  2. Administration. The Board of Directors of Company ("the Board") shall designate a Committee of not less than two members of the Board ("the Committee") who shall administer the Plan and serve at the pleasure of the Board. The number and identity of the members of, and any name given to the Committee, may be changed by the Board at any time and from time to time. The Committee may also have other duties, as would be the case if the Board should designate the Company's Compensation and Nomination Committee (or a successor thereto) to act as the Committee under the Plan. No person shall be eligible or continue to serve as a member of the Committee unless such person is a "disinterested person" within the meaning of Rule 16b-3 ("Rule 16b-3") of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any law, rule, regulation, or other provision that may hereafter replace such rule. Also, unless the Board determines otherwise, members of the Committee must be "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules thereunder. Subject to the express provisions of the Plan, the Committee shall have full and final authority, acting in its sole discretion, to interpret the Plan, to establish rules and regulations relating to the Plan, and to take such action and make such determinations as the Committee may deem necessary or advisable in the administration of the Plan. However, Committee shall have no discretion as to any aspect of grants to Non-Employee Directors; these grants shall be governed by Article 8. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any grant or award made thereunder, nor be liable for any good faith reliance upon any report or other information furnished to the Committee by Company's officers, its independent public accountants, or by any other person or entity.

  3. Eligibility. Except as otherwise provided in Article 8, employees eligible to receive grants and awards under the Plan shall be such key employees (including officers, regardless whether they are directors) of Company and its Subsidiaries as may be selected from time to time by the Committee. Except for the provisions in Articles 5, 6, and 7 setting a per-employee maximum limit on the number of stock options, stock appreciation rights, or shares of restricted Stock whose vesting is based on attainment of one or more performance goals, no provision of the Plan shall be construed to prohibit the Committee from making additional grants or awards under the Plan to employees who have previously received grants or awards. No provision of the Plan shall be construed as automatically entitling an employee to a grant or award, regardless whether the employee has received a grant or award in a prior year or has attained a particular executive position or salary level.

  4. Shares Subject to the Plan. Subject to Article 16 hereof, the total number of shares of Stock issuable under the Plan shall not exceed 2,750,000. For purposes of this limitation, (a) any option or stock appreciation right which terminates or expires without exercise shall thereafter be deemed not to have been granted, and (b) shares of restricted Stock which are forfeited shall thereafter be deemed not to have been issued. Shares of Stock available for issue under the Plan shall be authorized and unissued shares or shares acquired by Company and held in treasury.

  5. Stock Options. The Committee may from time to time grant options to eligible employees. Subject to appropriate adjustment pursuant to Article 16, no employee may receive, under the Plan, stock options or stock appreciation rights which in the aggregate would exceed 350,000 shares of Stock. The price at which a share of Stock may be purchased on exercise of an option shall be fixed by the Committee at the date of grant of such option and shall not be less than the fair market value of a share of Stock at that date. Fair market value, as used in this Article 5 and elsewhere in the Plan, shall, unless the Committee shall determine otherwise, be the closing price of Stock on the date the option is granted as reported on the NASDAQ national market system for such date or, if such closing price is not available for a date (because the date is not a trading day or otherwise), for the next preceding date for which such closing price is available.

  At the time an option is granted, the Committee shall specify the period during which it is not exercisable, and whether the option is to be thereafter exercisable in full or in installments. The Committee may also specify that all the shares become exercisable no later than upon termination of employment for certain reasons, such as death, disability, or retirement. The Committee may at any time after the grant accelerate the exercisability of the option. Options granted under the Plan shall expire not more than ten years and two days from the date of the grant of the option as specified by the Committee (the "stated period of the option") at date of grant.

  No employee to whom an option is granted shall be entitled to any of the rights of a shareholder of Company with respect to any shares covered by the option until certificates representing such shares have been issued to the employee.

  No option may be transferred except by will or the laws of descent and distribution and, during the lifetime of an employee to whom an option is granted, such option may be exercised only by the employee, the employee's guardian or legal representative. Notwithstanding the foregoing, the Committee, in its sole discretion, may include in the agreement referred to in Article 12 evidencing the grant of an option to an employee a provision permitting the employee to transfer such option upon the terms and conditions specified in such agreement, provided that the foregoing provisions of this sentence shall apply to any person subject to the reporting provisions of Section 16(a) of the Exchange Act only to the extent that the exemption given by Rule 16b-3 shall continue to be available to the grant of such option.

  Upon termination of employment for any reason other than death, disability, or retirement ("disability" and "retirement" are defined in Article 10) of an employee to whom an option has been granted, the employee may, at any time prior to the earlier of (a) 30 days after termination of employment or (b) the expiration of the stated period of the option, exercise the option to the same extent, if any, that the option was exercisable by the employee on the date of termination of employment under the terms of the option. Notwithstanding the foregoing, the Committee may in its discretion, after giving consideration to the circumstances of the termination of employment of an employee to whom an option has been granted, extend said 30-day period to a period of three years after termination of employment. The option shall expire on the date of termination of employment to the extent it was not then exercisable and otherwise shall expire upon the earlier of 30 days (three years, if the Committee has extended the period) after termination of employment or the expiration of the stated period of the option.

  Upon the termination of employment by reason of death, disability, or retirement of an employee to whom an option has been granted, the employee (or, in case of death, any person or persons, including the legal representative of the employee's estate, to whom the option passes by will or by the laws of descent and distribution) may, at any time prior to the expiration of the stated period of the option, exercise the option to the same extent, if any, that the option was exercisable by the employee on the date of termination of employment under the terms of the option. The option shall expire on the date of termination of employment to the extent it was not then exercisable and otherwise shall expire upon the expiration of the stated period of the option.

  Payment upon exercise of an option shall be made in cash, by certified check or bank draft payable to the order of Company or, at the Committee's discretion, in whole or in part in any other form, including by personal check or by the delivery to Company of shares of Stock previously acquired by the employee or by any combination of the foregoing.

  6. Stock Appreciation Rights. The Committee may from time to time award stock appreciation rights to eligible employees and determine the base price for each stock appreciation right (which may be higher than, equal to, or less than the fair market value of a share of Stock on the date of award). A "stock appreciation right" is a right to receive cash as provided in this Article 6. Subject to appropriate adjustment pursuant to Article 16, no employee may receive, under the Plan, stock options or stock appreciation rights which in the aggregate would exceed 350,000 shares of Stock.

  Upon the exercise of a stock appreciation right, the optionee shall be entitled to the excess of the fair market value of one share of Stock on the date of such exercise over the base price specified in the award agreement for the stock appreciation right.

  Except as otherwise provided in this Article 6, the terms and conditions relating to exercise and expiration of stock appreciation rights shall be as determined by the Committee under the same rules as provided in Article 5 for stock options and shall be subject to the same restraints on transferability, except that the exercise of stock appreciation rights shall be subject to such conditions as are required to prevent the employee from incurring liability under Section 16(b) of the Exchange Act.

  7. Awards of Restricted Stock. The Committee may from time to time make awards of restricted Stock under the Plan to eligible employees. An award may be either of two types:

    (a) Stock whose vesting is based on years of continuous employment after the date of award.

    (b) Stock whose vesting is based on attainment of one or more performance goals.

  Years of Continuous Employment. At the time of an award of shares whose vesting is based on years of continuous employment, the Committee shall specify the number of continuous years of employment required for vesting, except that full vesting shall occur no later than upon termination of employment by reason of death, disability, or retirement ("disability" and "retirement" are defined in Article 10). The Committee may at any time after the award accelerate the vesting as to part or all the shares awarded. There is no per-employee maximum limit on the number of shares of restricted Stock whose vesting is based on years of continuous employment.

  Attainment of Goals. At the time of an award of shares whose vesting is based on attainment of performance goals, the Committee shall specify the performance goal or goals which must be attained, and the date by which they must be attained, in order to cause the shares to vest. The performance goal or goals shall be one or more of earnings per share, return on equity, return on assets, growth in earnings, growth in sales revenue, corporate profitability, or shareholder returns. These can be measured in comparison to the performance of a group of peer companies selected by the Committee or based on Company's results. Notwithstanding the foregoing, full vesting shall occur upon death or disability. Also, the Committee may, in its discretion, at the time an award is made, specify that the shares shall become fully vested upon retirement in the event retirement occurs before the attainment of the performance goal or goals. If the specified performance goal or goals are not met within the time specified, the nonvested shares subject to such goal or goals shall be forfeited. Furthermore, upon termination of employment for any reason other than death, disability, or (in those cases where the Committee has specified full vesting on retirement) retirement of an employee to whom an award has been made, any nonvested shares shall be forfeited. Subject to appropriate adjustment pursuant to Article 16, no employee may receive, under the Plan, more than 50,000 shares of restricted Stock whose vesting is based on attainment of performance goals.

  General Provisions. While the shares are not vested, the employee shall have all the rights of a shareholder of Company as to the nonvested shares, except that the shares may not be sold, assigned, transferred, pledged, or otherwise encumbered. Certificates representing awarded shares shall be registered in the name of the employee but held (with a stock power endorsed in blank) by Company until the shares have vested, at which time they shall be delivered to the employee or legal representative free of restrictions.

  The Committee may, in its discretion, provide that a portion of the award of restricted Stock shall be made in cash rather than shares. Any such cash shall be payable at the same time or times as the shares to which the cash relates become vested. If shares are forfeited, the related amount of unpaid cash shall also be forfeited.

  8. Non-Employee Directors. Grants shall be made to members of the Board who are not employees of Company or any Subsidiary ("Non-Employee Directors") only under this Article 8. No person, including the members of the Board or the Committee, shall have any discretion as to the selection of eligible recipients or the determination of the type, amount, or terms of grants pursuant to this
Article 8. The persons eligible to receive grants pursuant to this Article 8 are all Non-Employee Directors.

  Initial Options. Upon the date of approval of the Plan by Company's shareholders (the "Approval Date"), each person who is then a Non-Employee Director shall be automatically granted an option (a "Director Option") to purchase 1,000 shares of Stock. Each person who becomes a Non-Employee Director after the Approval Date shall be automatically granted, on the date such person becomes a Non-Employee Director, an initial Director Option to purchase 1,000 Shares; provided, however, that a director who was at any time an officer of Company or any Subsidiary shall not be entitled to a grant of the initial Director Option.

  Annual Options. On the date of each annual meeting of Company's shareholders beginning with the meeting in 1996, each person who is then a Non-Employee Director and who is to continue as a member of the Board following the annual meeting, and without regard to how long the person has been a Non-Employee Director or whether the person had ever been an officer of Company or any Subsidiary, shall be automatically granted an annual Director Option to purchase 600 shares of Stock.

  Option Price. The option price for all Director Options shall be the fair market value of a share of Stock at the date of grant.

  Option Agreements. Each grant of Director Options made pursuant to this
Article 8 shall be governed by and shall be subject to the terms and conditions set forth in an Option Agreement in the form attached to the Plan as Exhibit A. Except to the extent otherwise provided in this Article 8 or in such Option Agreement, each such grant shall be governed by the Plan's provisions relating to the grant of options to, and the exercise of options by, employees.

  9. Change in Control. For purposes of the Plan, "change in control" means the occurrence of any of the following events without approval by the affirmative vote of at least two thirds of those members of the Board who (i) are members of the Board immediately prior to the event, and (ii) are not employees of Company or a Subsidiary:

    (a) The merger or consolidation of Company with, or the sale of all or substantially all the assets of Company to, any person or entity or group of associated persons or entities.

    (b) The attainment of direct or indirect beneficial ownership of securities of Company which in the aggregate represent 20 percent or more of the total combined voting power of Company's then issued and outstanding securities by any person or entity or group of associated persons or entities acting in concert who is not affiliated (within the meaning of the Securities Act of 1933) with Company as of November 10, 1994; provided, however, the Board may at any time in its discretion increase the 20 percent requirement but not beyond 40 percent.

    (c) The approval by the shareholders of Company of any plan or proposal for the liquidation or dissolution of Company.

  A change in control shall also be deemed to occur upon a change in the membership of the Board at any time during any consecutive 24-month period such that the "continuity" directors cease for any reason to constitute at least 70 percent of the Board. The continuity directors are those members of the Board who were either (i) members of the Board at the beginning of such consecutive 24-month period, or (ii) elected by, or on the nomination or recommendation of, at least two thirds of the members of the Board.

  If a change in control occurs, all options and stock appreciation rights previously granted or awarded which are not fully exercisable shall become exercisable in full upon the date of such occurrence and shall remain so exercisable until the earlier of (a) three years after the date of such occurrence, or (b) the expiration of the stated period of the option. After the end of the three-year period, the options and rights shall revert to being exercisable in accordance with their terms, although no option or rights which have previously been exercised or otherwise terminated shall become exercisable. Notwithstanding the foregoing, no stock appreciation rights may be exercised within six months of the date of award of the rights.

  Notwithstanding the provisions of Articles 5 and 6 relating to the expiration of options and stock appreciation rights in connection with termination of employment, upon termination of employment for any reason (other than by reason of conduct which constitutes a felony under federal law or the law of the state in which the employee resides) within the two-year period following the occurrence of a change in control, the option and rights may be exercised at any time prior to the earlier of (a) three years after termination of employment or (b) the expiration of the stated period of the option.

  If a change in control occurs, all shares of restricted Stock previously awarded which are not vested shall become vested upon the date of such occurrence.

  10. Right to Receive Cash on Change in Control. If a change in control, as defined in Article 9, occurs, each employee (including those who are not officers) holding an unexercised option, and regardless whether the option is then otherwise fully exercisable, may make a cash exercise of all or any portion of the option in lieu of the purchase of Stock under the option. A cash exercise may be made, without any payment to Company, by surrendering unexercised the option or any portion thereof. Upon such exercise and surrender, the optionee shall be entitled to receive cash (less applicable withholding taxes) in an amount equal to the excess of the aggregate fair market value of the shares of Stock covered by the option, or the relevant portion thereof, on the date of such exercise and surrender over the aggregate exercise price of such Stock under the option. The cash exercise may be made only during the period beginning on the first day following the date on which Company has actual knowledge of the actual occurrence of the change in control and ending on the 45th day following such date. Notwithstanding the foregoing, no cash exercise may be made by an officer (as defined under Section 16 of the Exchange Act) of Company within six months of the date of grant of the option and no cash exercise may be made by any optionee after the expiration of the stated period of the option.

  11. Disability; Retirement. Except as otherwise provided in Exhibit A for Non-Employee Directors, "disability" for purposes of this Plan shall have the same meaning as "total and permanent disability" under the Willamette Industries, Inc., and Associated Companies Salaried Employees' Retirement Plan (regardless whether the employee is covered by such Retirement Plan), and "retirement" shall mean:

    (a) Termination of employment at or after attainment of age 62, provided the employee has (or would have, if covered by such Retirement Plan) at least ten vesting credits as defined under such Retirement Plan, or

    (b) Termination of employment at or after attainment of age 65, regardless of the number of such vesting credits, if any.

  12. Agreement. Each employee to whom a grant or award is made under the Plan shall execute an appropriate agreement with respect to such grant or award referring to the terms and conditions thereof and of the Plan. The form of agreements may be changed from time to time and need not be identical among those receiving the grants or awards.

  13. Withholding Taxes. Company shall have the right to deduct from all cash payments made under the Plan any federal, state, or local taxes required by law to be withheld with respect to such cash payments, and, in the event such cash payments are insufficient to cover the required withholding, the employee or other person receiving such payment may be required to pay to Company the additional amount necessary for this purpose. In the case of an exercise of an option or an award of restricted Stock, the employee or other person exercising such option or taxable in connection with such award may be required to pay to Company the amount of any such taxes that Company is required to withhold with respect to such exercise or award. Company shall also have the right to deduct any such taxes from the shares that would otherwise be issued to or vest in the employee or other person.

  The Committee may, in its discretion, allow the employee or other person to make the required payment to Company by delivery of shares of previously acquired Stock.

  14. Employment. Nothing contained in the Plan or in any grant or award under the Plan shall confer upon any employee any right with respect to the continuation of employment with Company or its Subsidiaries or interfere in any way with the right of Company or its Subsidiaries to terminate the employee's employment at any time. Nothing contained in the Plan shall confer upon any employee or other person any claim or right to any grant or award under the Plan.

  15. Governmental Compliance. Each grant and award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that the listing, registration, or qualification of any shares issuable thereunder upon any securities exchange or under any federal or state law, or the consent or approval of any governmental or self-regulatory body is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

  16. Adjustments. The right and power of Company to provide for reclassifications, reorganizations, recapitalizations, stock splits, stock dividends, combination of shares, merger, consolidation, or any other change in the capital structure or shares of Company shall not be affected by the Plan. In the event of any such action, the Committee or the Board may make such adjustments, if any, as it may deem appropriate in the number of shares available for grants and awards under the Plan, that may be granted or awarded to an individual employee or Non-Employee Director, and to grants and awards made under the Plan.

  17. Expenses. The expenses of administering the Plan shall be borne by Company.

  18. Termination. No grants or awards under the Plan shall be made after April 27, 2005, or such earlier date as the Board may determine.

  19. Successors and Assigns. The provisions of the Plan (and interpretations and determinations made by the Committee pursuant thereto) shall be conclusive and binding upon Company and its Subsidiaries, their successors and assigns, and upon each employee receiving grants or awards under the Plan and the employee's heirs, successors, and assigns.

  20. Amendment. The Plan may be amended by the Board as it deems advisable, provided that no such amendments shall adversely affect the rights of participants to whom grants and awards under the Plan shall have been made without the consent of the participants affected thereby, nor shall the Board, without approval of Company's shareholders:

    (a) Except as provided in Article 16, increase the number of shares of Stock that are subject to the Plan or the number of shares that may be received by any one employee;

    (b) Extend the period during which grants and awards under the Plan may be made;

    (c) Otherwise materially increase the benefits accruing to participants under the Plan;

    (d) Amend the requirements of the Plan in respect of eligibility to receive grants and awards under the Plan; or

    (e) Establish the price at which shares may be purchased on the exercise of an option at less than the fair market value of the Stock at the time the option is granted.

  The provisions of Article 8 of the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or in Rule 16b-3 under the Exchange Act.

                                                                       EXHIBIT A

                                OPTION AGREEMENT
                        FOR NON-EMPLOYEE DIRECTOR OPTION

  THIS AGREEMENT, made this      day of              , 19    , by and between
WILLAMETTE INDUSTRIES, INC., hereinafter referred to as "Company," and
                          , hereinafter referred to as "Optionee,"

                             W I T N E S S E T H :

  WHEREAS Article 8 of the Willamette Industries 1995 Long-Term Incentive Compensation Plan (Plan) provides for the automatic grant of options to Non-Employee Directors to purchase Company's $.50 par value common stock (Stock),

  NOW, THEREFORE, the parties agree as follows:

  1. Grant of Option.

  Company hereby, on the date of this Agreement, grants Optionee the option to
purchase               shares of Stock on the terms and conditions hereinafter
set forth and subject to the provisions of the Plan. The option price shall be
$              per share, which is the average of the best bid and the best ask at closing on the date the option is granted, as reported on NASDAQ (or, if the Stock is listed on one or more stock exchanges, as reported on the principal stock exchange on which the Stock is listed) or, if such closing information is not available for a date (because the date is not a trading day or otherwise), for the next preceding date for which such closing information is available.

  2. Exercise of Option.

    (a) Except as otherwise provided in paragraph 3, the option shall become exercisable according to the following schedule. Notwithstanding anything in this Agreement to the contrary, neither the option nor any portion thereof is exercisable after the expiration of ten years and two days (the "stated period of the option") from the date this option is granted:

        YEARS OF CONTINUOUS SERVICE AS                 PERCENTAGE OF SHARES
      A DIRECTOR FROM DATE OPTION GRANTED                   EXERCISABLE
      -----------------------------------              --------------------
         After one year                              Up to 33 1/3 percent of
                                                     the number of shares
                                                     subject to the option;
         After two years                             Up to 66 2/3 percent;
         After three years                           All the shares subject to
                                                     the option.

  Notwithstanding the foregoing schedule, all the shares subject to the option shall become exercisable upon termination of service as a director by reason of death, disability, or retirement or upon the date of occurrence of a change in control as defined in the Plan. In this Agreement, "disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. "Retirement" means termination of service as a director on or after attaining age 72.

    (b) Optionee shall, in the event he elects to exercise the option, give Company written notice of exercise. The notice shall specify the number of full shares to be purchased and shall be accompanied with the payment of the purchase price in cash or by delivery of shares of previously acquired Stock. Subject to paragraph 3(d), Company shall thereupon promptly issue a certificate to Optionee representing the number of full shares so purchased. No option shall be exercisable with respect to a fractional share. Optionee shall have no obligation to exercise the option.

    (c) The option may be exercised by Optionee in whole or in part or parts; provided, however, that no less than 100 shares shall be purchased under any exercise unless the number purchased is the total number purchasable under the option. All partial exercises shall be noted on Company's and on Optionee's copy of this Agreement.

    (d) The written notice of exercise must be accompanied by any amount required under federal or state withholding laws or regulations, either in cash or by delivery of shares of previously acquired Stock.

  3. Limitations on exercise.

  The option shall be subject to the following limitations on exercise:

    (a) If Optionee's service as a director is terminated for any reason other than death, disability, or retirement, the option may be exercised, to the extent exercisable as of the date of termination of service, and to the extent it has not previously been exercised, but not after the first to occur of the expiration of the stated period of the option or the expiration of 30 days from the date of termination of service.

    (b) If Optionee's service as a director is terminated by reason of death, disability, or retirement, the option may be exercised (in the case of death, by the estate of the decedent or by a person who acquired the right to exercise the option by bequest or inheritance) at any time thereafter, to the extent it has not previously been exercised, but not after the expiration of the stated period of the option.

    (c) If Company at any time determines that registration or qualification of the Stock covered by the option under state or federal law or the consent or approval of any governmental or self-regulatory body is necessary or desirable, the option may not be exercised in whole or in part until such registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to Company.

  4. Nontransferability of option.

  The option and all rights and privileges conferred thereby shall not be transferable by Optionee otherwise than by will or the laws of descent and distribution and shall be exercisable during Optionee's lifetime only by him. The option and all rights and privileges conferred thereby shall also not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of the option or any right or privilege conferred thereby, or upon the levy or any attachment or similar process upon the option or the rights and privileges conferred thereby, the option and the rights and privileges conferred thereby shall immediately terminate and become null and void.

  5. Adjustment.

  In the event of payment of a dividend on Stock payable in Stock after the option is granted, Stock then subject to the option shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the outstanding Stock shall be changed into or exchanged for a different number or class of shares of Company, or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger, or consolidation, then there shall be substituted for each share of Stock then subject to the option the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to such option.

  6. Right to Receive Cash on Change in Control.

  If a change in control as defined in the Plan occurs, Optionee may, regardless whether the option is then otherwise fully exercisable, make a cash exercise of all or any portion of the option (to the extent not previously exercised) in lieu of the purchase of Stock under the option. The cash exercise may be made, without any payment to Company, by surrendering unexercised the option or any portion thereof. Upon exercise and surrender, Optionee shall be entitled to receive cash (less applicable withholding taxes, if any) in an amount equal to the excess of the aggregate fair market value of the shares of Stock covered by the option (or the relevant portion thereof) on the date of the cash exercise and surrender over the aggregate purchase price of the shares specified in the option. The cash exercise may be made only during the period beginning on the first day following the date on which Company has actual knowledge of the actual occurrence of the change in control and ending on the 45th day following that date. Notwithstanding the foregoing, no cash exercise may be made by Optionee sooner than six months from the date the option is granted or after the expiration of the stated period of the option.

  7. Assignment.

  This Agreement shall be binding upon the successors and assigns of Company. Upon the sale of all or substantially all the assets of Company, or upon the merger of Company with another corporation, this Agreement shall inure to the benefit of and be binding on both Optionee and such purchaser or surviving corporation, as the case may be.

  IN WITNESS WHEREOF, Company has caused this Agreement to be executed by its executive vice president and its assistant secretary, they being thereunto duly authorized, and Optionee has set his hand hereto, on the date first hereinabove written.

                                          WILLAMETTE INDUSTRIES, INC.

                                          By __________________________________
                                                 Executive Vice President

                                          By __________________________________
                                                    Assistant Secretary

                                          -------------------------------------
                                                        Optionee

                                                                 APPENDIX A





                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS


                          WILLAMETTE INDUSTRIES, INC.

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS



William Swindells and J.A. Parsons, each with power of substitution, are hereby authorized to represent and vote the common stock of Willamette Industries, Inc. ("Company"), which the undersigned may be entitled to vote at the annual meeting of the Company's shareholders to be held April 27, 1995, or at any adjournment thereof:


                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED, OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR ITEMS 1, 2, 3, AND
4. Both proxies named herein, or if only one be present then that one, shall have all powers granted herein.

1. Election of Directors:  [_] FOR all nominees listed   [_] WITHHOLD AUTHORITY
   C.M. Bishop, Jr.,           (except as marked to the      to vote for all
   Robert M. Smelick,          contrary                      nominees
   Benjamin R. Whiteley

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided below.)


- -------------------------------------------------------------------------------


2. A proposal to approve an      [_] FOR         [_] AGAINST    [_] ABSTAIN
   amendment to the Company's
   1986 Stock Option and Stock
   Appreciation Rights Plan.

3. A proposal to approve the     [_] FOR         [_] AGAINST    [_] ABSTAIN
   adoption of the Company's
   1995 Long-Term Incentive
   Compensation Plan.

4. A proposal to approve KPMG    [_] FOR         [_] AGAINST    [_] ABSTAIN
   Peat Marwick LLP to examine
   Company's financial
   statements for 1995.

5. In the discretion of the
   proxies named herein upon
   any other business which
   may properly come before
   the meeting.


The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held April 27, 1995, and accompanying proxy statement, and revokes all prior proxies for said meeting.

Dated __________________, 1995         ________________________________________


                                       ________________________________________
                                                 Signature(s) of Shareholder(s)


                                      PLEASE SIGN EXACTLY AS NAME APPEARS
                                      HEREON. IN CASE OF JOINT OWNERSHIP, EACH
                                      JOINT OWNER MUST SIGN. EXECUTORS,
                                      ADMINISTRATORS, TRUSTEE, ETC., SHOULD GIVE
                                      FULL TITLE. PLEASE MARK, SIGN,
                                      DATE AND RETURN THIS PROXY
                                      PROMPTLY.